SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 27, 2015, Walgreens Boots Alliance, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rite Aid Corporation, a Delaware corporation (“Rite Aid”), and Victoria Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Victoria Merger Sub”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Victoria Merger Sub will merge with and into Rite Aid (the “Merger”), with Rite Aid surviving the Merger as a wholly-owned direct subsidiary of the Company.

At the effective time of the Merger, each share of Rite Aid common stock, par value $1.00 per share, (“Rite Aid Common Stock”) issued and outstanding immediately prior to the effective time (other than shares owned by (i) the Company, Victoria Merger Sub or Rite Aid (which will be cancelled), (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law, or (iii) any direct or indirect wholly owned subsidiary of Rite Aid or the Company (which will be converted into shares of common stock of the surviving corporation)) will be converted into the right to receive $9.00 per share in cash, without interest (the “Per Share Merger Consideration”).

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each vested option to purchase Rite Aid Common Stock with a per share exercise price less than the Per Share Merger Consideration that is outstanding immediately prior to the effective time will be converted into the right to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Rite Aid Common Stock subject to such option and (y) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such option, less applicable withholding taxes. Subject to the terms of the Merger Agreement, at the effective time of the Merger, each unvested option to purchase Rite Aid Common Stock, and each vested option to purchase Rite Aid Common Stock with a per share exercise price equal to or greater than the Per Share Merger Consideration, that is outstanding immediately prior to the effective time will be converted into an option to acquire, on the same terms and conditions as were applicable immediately prior to the effective time, a number of shares of Company common stock equal to the product of (x) the number of shares of Rite Aid Common Stock subject to such option and (y) a fraction, the numerator of which is the Per Share Merger Consideration and the denominator of which is the volume weighted average trading price of Company common stock on the five consecutive trading days immediately preceding the closing date of the Merger (the “Conversion Ratio”), with the exercise price of such converted option equitably adjusted to be equal to the quotient of (x) the exercise price per share of Rite Aid Common Stock subject to such option and (y) the Conversion Ratio.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each Rite Aid restricted share award and Rite Aid performance unit that is outstanding immediately prior to the effective time will be cancelled and converted into a Company restricted share or performance unit, as applicable, relating to the number of shares of Company common stock equal to the product of (x) the number of shares of Rite Aid Common Stock relating to such restricted share award or such performance unit (in the case of performance units for which the applicable performance period has not completed, the target number of shares) and (y) the

Conversion Ratio, with each such converted restricted share award and performance unit subject to the same terms and conditions as were applicable immediately prior to the effective time; provided, that with respect to each converted performance unit award, (i) following the effective time of the Merger, the performance goals or conditions will not apply with respect to a pro-rata portion of such award (with such portion based on the number of days elapsed in the performance period through the effective time of the Merger), which portion of such award will continue to be subject to service-based vesting on the same schedule as applied prior to the effective time of the Merger, and (ii) the remaining portion of the converted performance unit award will continue to be subject to performance-based vesting (based on the achievement of adjusted performance goals) and service-based vesting on the applicable vesting dates following the effective time of the Merger.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each Rite Aid restricted share unit outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of Rite Aid Common Stock subject to the restricted share unit and (y) the Per Share Merger Consideration.

Consummation of the Merger is subject to various closing conditions, including but not limited to (i) approval of the Merger Agreement by holders of a majority of the outstanding shares of Rite Aid Common Stock entitled to vote on the Merger, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order prohibiting the Merger, and (iv) the absence of a material adverse effect on Rite Aid, as defined in the Merger Agreement.

The parties to the Merger Agreement have each made customary representations and warranties. Rite Aid has agreed to various covenants and agreements, including, among others, (i) Rite Aid’s agreement to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, and (ii) Rite Aid’s agreement to not solicit proposals relating to alternative transactions to the Merger or engage in discussions or negotiations with respect thereto, subject to certain exceptions. The Company also has agreed to various covenants and agreements in the Merger Agreement, including, among other things, (i) the Company’s agreement to take actions that may be necessary in order to obtain antitrust approval of the Merger, subject to certain exceptions, and (ii) the Company’s agreement to use reasonable best efforts to arrange and obtain the debt financing contemplated by the Commitment Letter (as defined below), or such alternative financing as contemplated by the Merger Agreement.

The Merger Agreement contains specified termination rights for the Company and Rite Aid, including a mutual termination right in the event that the Merger is not consummated by October 27, 2016, subject to extension to January 27, 2017 under certain circumstances. Rite Aid must pay the Company a $325 million termination fee if the Company terminates the Merger Agreement following a change of recommendation (as defined in the Merger Agreement) for the Merger by Rite Aid’s board of directors, or if Rite Aid terminates the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior proposal, as set forth in, and subject to the conditions of, the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, Rite Aid must also pay the Company a $325 million termination fee if the Merger Agreement is terminated in certain specified circumstances while an alternative acquisition proposal to the Merger has been publicly made or communicated to the Board and not withdrawn and, within twelve months following such termination, Rite Aid enters into a definitive agreement with respect to a business combination transaction of the type described in the relevant provisions of the Merger Agreement, or such a transaction is consummated. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Rite Aid will be required to pay to the Company up to $45 million for expenses incurred by the Company (with such payment credited to any termination fee subsequently paid by Rite Aid). In the event the Merger Agreement is terminated in certain circumstances involving a failure to obtain required regulatory approvals, the Company is required to pay Rite Aid a $325 million termination fee, which will be increased to $650 million if the Company enters into, consummates or announces certain acquisitions within eight to twelve months of the date of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. It is not intended to provide any factual information about the Company, Rite Aid or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Rite Aid or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Financing the Merger

The Company intends to finance the Merger through a combination of cash on hand and debt financing. Concurrently with the signing of the Merger Agreement, the Company entered into a bridge facility commitment letter (the “Commitment Letter”), dated October 27, 2015, with UBS Securities LLC (“UBS Securities”) and UBS AG, Stamford Branch for a $12.8 billion senior unsecured bridge facility (the “Facility”), which Commitment Letter and the commitments contemplated thereby will terminate one year following the date of the Merger Agreement (coinciding with the termination date with respect to the Merger Agreement), subject to an automatic three month extension of the Commitment Letter in the event that the termination date with respect to the Merger Agreement is so extended.

Borrowings under the Facility will bear interest at a fluctuating rate equal to, at the Company’s option, LIBOR or the applicable base rate plus a margin calculated as described in the Commitment Letter. The Company will also pay certain customary fees as described in the Commitment Letter. The Facility, if funded, will mature 364 days after the initial borrowings; provided that the Company can extend up to $3.0 billion of the Facility for an additional 90 day period if desired. The closing of the Facility and the availability of the loans thereunder are subject to the satisfaction of certain customary conditions as provided in the Commitment Letter. The definitive loan documentation for the Facility will contain certain customary representations and warranties, affirmative, negative and financial covenants and events of default consistent with the terms set forth in the Commitment Letter and otherwise substantially similar to the terms set forth in the Company’s existing revolving credit agreement, dated as of November 10, 2014, in all material respects unless otherwise mutually and reasonably agreed. The Company expects to obtain permanent financing for the transaction prior to the closing date of the Merger, which would replace the Facility.

UBS Securities and certain of its affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 27, 2015, by and among Walgreens Boots Alliance, Inc., Victoria Merger Sub, Inc. and Rite Aid Corporation*

10.1	Commitment Letter, dated as of October 27, 2015, by and among Walgreens Boots Alliance, Inc., UBS Securities LLC and UBS AG Stamford Branch

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Walgreens Boots Alliance, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Rite Aid stockholder approvals and the possibility that the acquisition does not close, including in circumstances in which Rite Aid would be obligated to pay the Company a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; risks associated with the financing of the transaction; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange or interest rates or credit ratings; changes in tax laws, regulations, rates and policies; competitive developments; and risks and uncertainties discussed in the reports that the Company and Rite Aid have filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company and Rite Aid expressly disclaim any current intention to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise. A further list and description of risks and uncertainties can be found in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015 and its reports on Form 10-Q and Form 8-K as well as in the Company’s most recent Form 10-K and its reports on Form 10-Q and Form 8-K. This report does not constitute an offer of any securities for sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: October 29, 2015	By:	/s/ Jan S. Reed

	Title:	Senior Vice President, General Counsel and Corporate Secretary